Calculation of Filing Fee Tables
S-3
Jade Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	20,777,527	$ 23.57	$ 489,726,311.39	0.0001381	$ 67,631.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 489,726,311.39		$ 67,631.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 67,631.20
Offering Note
[1]	The Amount Registered represents the shares of common stock, par value $0.0001 per share (the "Common Stock") of Jade Biosciences, Inc. (the "Registrant") that will be offered for resale by the selling stockholders pursuant to the Registration Statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of any stock splits, stock dividends or similar transactions. The Amount Registered represents 20,777,527 shares of Common Stock issued or issuable to entities affiliated with Fairmount Funds Management LLC, consisting of (i) 3,220,368 shares of Common Stock held by such entities, (ii) 4,935,159 shares of Common Stock issuable upon exercise of pre-funded warrants other than the October 2025 PIPE Pre-Funded Warrants (as defined in this Registration Statement) held by such entities and (iii) 12,622,000 shares of Common Stock issuable upon conversion of 12,622 shares of the Registrant's outstanding Series A Preferred Stock held by such entities. The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "SEC") on November 14, 2025 (File No. 333-291541) (the "November 2025 Registration Statement") which was declared effective on December 19, 2025 and amended pursuant to a post-effective amendment filed on March 6, 2026. The November 2025 Registration Statement related to the resale of up to 16,125,269 shares of Common Stock by selling stockholders. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 15,550,526 shares of unsold securities (the "November 2025 Unsold Securities") that were previously registered on the November 2025 Registration Statement. In connection with the registration of the November 2025 Unsold Securities on the November 2025 Registration Statement, the Registrant paid a filing fee of $18,941.20 (calculated at the filing fee rate in effect at the time of the filing of the November 2025 Registration Statement). The Registrant is not required to pay any additional fee with respect to the November 2025 Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such November 2025 Unsold Securities (and associated fees) are being moved from the November 2025 Registration Statement to this Registration Statement. In addition, the Registrant previously filed a Registration Statement on Form S-1 with the SEC on December 22, 2025 (File No. 333-292369) (the "December 2025 Registration Statement") which was declared effective on December 30, 2025 and amended pursuant to a post-effective amendment filed on March 6, 2026. The December 2025 Registration Statement related to the resale of up to 3,214,286 shares of Common Stock by selling stockholders. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 3,214,286 shares of unsold securities (the "December 2025 Unsold Securities") that were previously registered on the December 2025 Registration Statement. In connection with the registration of the December 2025 Unsold Securities on the December 2025 Registration Statement, the Registrant paid a filing fee of $6,938.05 (calculated at the filing fee rate in effect at the time of the filing of the December 2025 Registration Statement). The Registrant is not required to pay any additional fee with respect to the December 2025 Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such December 2025 Unsold Securities (and associated fees) are being moved from the December 2025 Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the 20,777,527 shares of new securities registered on this Registration Statement. The registration fees previously paid by the Registrant relating to the November 2025 Unsold Securities and the December 2025 Unsold Securities included on this Registration Statement will continue to be applied to such November 2025 Unsold Securities and December 2025 Unsold Securities, respectively. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Registrant's common stock as reported on the Nasdaq Capital Market on April 30, 2026 (a date within five business days prior to the filing of this Registration Statement).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, par value $0.0001 per share	15,550,526	$ 137,155,639.32	S-1	333-291541	12/19/2025
2	Equity	Common Stock, par value $0.0001 per share	3,214,286	$ 50,239,290.18	S-1	333-292369	12/30/2025
Prospectus Note
[1]	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of shares of common stock as may be issuable as a result of any stock splits, stock dividends or similar transactions. The Amount of Securities Previously Registered consists of (i) 13,086,108 shares of Common Stock issued in the October 2025 PIPE (as defined in this Registration Statement), (ii) 1,402,092 shares of Common Stock issuable upon exercise of the October 2025 PIPE Pre-Funded Warrants and (iii) 1,062,326 shares of Common Stock issued to RA Capital Healthcare Fund, L.P. The Maximum Aggregate Offering Price of Securities Previously Registered is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on the Nasdaq Capital Market on November 7, 2025, in accordance with Rule 457(c) under the Securities Act.

[2]	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of shares of common stock as may be issuable as a result of any stock splits, stock dividends or similar transactions. The Amount of Securities Previously Registered consists of (i) 3,214,286 shares of Common Stock issued in the December 2025 PIPE (as defined in this Registration Statement). The Maximum Aggregate Offering Price of Securities Previously Registered is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on the Nasdaq Capital Market on December 16, 2025, in accordance with Rule 457(c) under the Securities Act.